Exhibit 99.1

    Reliance Steel & Aluminum Co. Reports Record 2007 Second Quarter
                                Results

                           Net Income up 22%

    LOS ANGELES--(BUSINESS WIRE)--July 19, 2007--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the second quarter and six months ended June 30, 2007. For the 2007 second quarter, net income was a record $122.8 million, up 22% compared with net income of $100.5 million for the 2006 second quarter. Earnings per diluted share were a record $1.59 for the 2007 second quarter, compared with $1.32 for the 2006 second quarter. 2007 second quarter sales were a record $1.90 billion, an increase of 22% compared with 2006 second quarter sales of $1.56 billion. The 2007 second quarter financial results include in cost of sales a pre-tax LIFO expense amount of $13.75 million, or $.11 per diluted share, compared with a pre-tax LIFO expense amount of $18.0 million, or $.15 per diluted share in the 2006 second quarter. All share and per share amounts have been adjusted for the two-for-one common stock split effective July 19, 2006.

    For the six months ended June 30, 2007, net income amounted to a record $234.5 million, up 36% compared with net income of $172.4 million for the same period in 2006. Earnings per diluted share were $3.06 for the six months ended June 30, 2007, compared with earnings of $2.41 per diluted share for the six months ended June 30, 2006. Sales for the 2007 year-to-date period were a record $3.74 billion, an increase of 47% compared with 2006 six month sales of $2.55 billion. The 2007 six month financial results include in cost of sales a pre-tax LIFO expense amount of $32.5 million, or $.26 per diluted share, compared with a pre-tax LIFO expense amount of $23.0 million, or $.20 per diluted share in the 2006 year-to-date period.

    David H. Hannah, Chief Executive Officer of Reliance, said, "We are proud to announce our record 2007 second quarter results. Customer demand and pricing for our products remain at relatively healthy levels in the markets where we operate although demand is down a bit from last year's levels for some of our products.

    "Earlier this month, we completed the acquisition of the outstanding capital stock of Clayton Metals, Inc. headquartered in Wood Dale, Illinois. Clayton Metals was founded in 1976 and specializes primarily in the processing and distribution of aluminum, stainless steel and red metal flat-rolled products, custom extrusions and aluminum circles through its four metals service center locations. Clayton Metal's net sales for the twelve months ended December 31, 2006 were about $123 million. Clayton Metals operates as a wholly owned subsidiary of Reliance. The addition of Clayton Metals to our Reliance family provides further diversification of our business by bringing new products and customers to important geographic areas," said Hannah.

    "We ended the quarter with a strong balance sheet and net debt-to-total capital of 37.6%. Additionally, our operating cash flow was up 40% to $99.5 million compared with the 2007 first quarter of $70.8 million. We are optimistic regarding business conditions and opportunities in our industry. We expect demand to soften somewhat in the third quarter only due to the normal seasonal summer slowdown, and expect pricing on some of our products to continue to soften slightly. As a result, we currently estimate earnings per diluted share for the 2007 third quarter in a range of $1.30 to $1.35," Hannah concluded.

    On April 18, 2007, the Board of Directors declared a regular quarterly cash dividend of $.08 per share of common stock. The 2007 second quarter dividend was paid on June 22 to shareholders of record June 1. The Company has paid regular quarterly dividends for 47 consecutive years.

    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the second quarter and six months results for the period ended June 30, 2007. All interested parties are invited to listen to the web cast on July 19, 2007 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through August 19, 2007 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 180 locations in 37 states and Belgium, Canada, China and South Korea, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 125,000 customers in various industries.

    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2007 "Fortune 500" List and the Fortune "100 Fastest Growing Companies" List and the Fortune 2007 List of "America's Most Admired Companies" and the 2007 Forbes "Platinum 400 List of America's Best Big Companies."

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and other reports on file with the Securities and Exchange Commission.



                    RELIANCE STEEL & ALUMINUM CO.
                       SELECTED FINANCIAL DATA
          (In thousands, except share and per share amounts)

                            Three Months             Six Months
                           Ended June 30,          Ended June 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
Income Statement Data:
Net sales              $1,896,036  $1,559,222  $3,737,926  $2,547,208
Gross profit              497,497     419,873     969,949     690,058
Operating profit(1)       216,497     179,908     417,250     301,975
EBITDA(2)                 235,281     194,897     452,555     329,265
EBIT(2)                   216,071     178,097     414,894     300,644
Pre-tax income            196,456     161,164     375,169     278,002
Net income                122,784     100,505     234,480     172,360
EPS - diluted(3)            $1.59       $1.32       $3.06       $2.41
Weighted average       77,181,651  75,874,992  76,691,529  71,431,880
 shares outstanding --
 diluted(3)
Gross margin                 26.2%       26.9%       25.9%       27.1%
Operating profit
 margin(1)                   11.4%       11.5%       11.2%       11.9%
EBITDA margin(2)             12.4%       12.5%       12.1%       12.9%
EBIT margin(2)               11.4%       11.4%       11.1%       11.8%
Pre-tax margin               10.4%       10.3%       10.0%       10.9%
Net margin                    6.5%        6.4%        6.3%        6.8%
Cash dividends per
 share(3)                    $.08        $.05        $.16        $.10




                                               June 30,   December 31,
                                                 2007         2006
                                              ----------- ------------
Balance Sheet Data:
Current assets                                $2,035,513   $1,675,389
Working capital                                1,354,852    1,124,650
Net fixed assets                                 781,798      742,672
Total assets                                   4,176,580    3,614,173
Current liabilities                              680,661      550,739
Long-term debt(4)                              1,246,524    1,088,051
Shareholders' equity                           2,005,465    1,746,398
Capital expenditures (year-to-date)               58,645      108,742
Net debt-to-total capital(5)                        37.6%        37.6%
Return on equity(6)                                 23.9%        27.3%
Current ratio                                        3.0          3.0
Book value per share(3)                           $26.29       $23.07
Cash flow from operations per share(3, 7)          $5.74        $2.59





(1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.
(2) See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.
(3) All periods have been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on May 17, 2006 and distributed on July 19, 2006 to shareholders of record on July 5, 2006.
(4) Long-term debt includes capital lease obligations of $4,808 and $4,956 as of June 30, 2007 and December 31, 2006, respectively.
(5) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).
(6) Calculations are based on the latest twelve months net income and beginning shareholders' equity. The 2006 calculation adjusted beginning shareholders' equity for $360.5 million of common stock and stock options issued to fund an acquisition on April 3, 2006.
(7) Calculations are based on the latest twelve months.




                    RELIANCE STEEL & ALUMINUM CO.
                     CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share amounts)

                                ASSETS

                                              June 30,    December 31,
                                                2007          2006
                                           -------------- ------------
                                            (Unaudited)
Current assets:
  Cash and cash equivalents                   $   74,950   $   57,475
  Accounts receivable, less allowance for
   doubtful accounts of $19,720 at June
   30, 2007 and $16,755 at December 31,
   2006, respectively                            837,936      666,273
  Inventories                                  1,100,470      904,318
  Prepaid expenses and other current
   assets                                         22,157       22,179
  Income taxes receivable                             --       25,144
                                           -------------- ------------
Total current assets                           2,035,513    1,675,389
Property, plant and equipment, at cost:
  Land                                           110,435      108,022
  Buildings                                      407,469      385,851
  Machinery and equipment                        612,201      565,951
  Accumulated depreciation                      (348,307)    (317,152)
                                           -------------- ------------
                                                 781,798      742,672

Goodwill                                         918,076      784,871
Intangible assets, net                           382,836      354,195
Cash surrender value of life insurance
 policies, net                                    44,319       41,190
Other assets                                      14,038       15,856
                                           -------------- ------------
Total assets                                  $4,176,580   $3,614,173
                                           ============== ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $  455,950   $  340,356
  Accrued expenses                                51,542       36,481
  Accrued compensation and retirement
   costs                                          80,282       92,905
  Accrued insurance costs                         36,812       34,475
  Income taxes payable                             1,918           --
  Deferred income taxes                           19,693       23,706
  Current maturities of long-term debt            33,840       22,257
  Current maturities of capital lease
   obligations                                       624          559
                                           -------------- ------------
Total current liabilities                        680,661      550,739
Long-term debt                                 1,241,716    1,083,095
Capital lease obligations                          4,808        4,956
Long-term retirement costs and other long-
 term liabilities                                 54,576       46,111
Deferred income taxes                            187,904      181,628
Minority interest                                  1,450        1,246
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value:
    Authorized shares -- 5,000,000
    None issued or outstanding                        --           --
  Common stock, no par value:
    Authorized shares -- 100,000,000
    Issued and outstanding shares
     --76,281,228 at June 30, 2007 and
     75,702,046 at December 31, 2006,
     respectively, stated capital
                                                 717,447      701,690
  Retained earnings                            1,274,574    1,046,339
  Accumulated other comprehensive
   income/(loss)                                  13,444       (1,631)
                                           -------------- ------------
Total shareholders' equity                     2,005,465    1,746,398
                                           -------------- ------------
Total liabilities and shareholders' equity    $4,176,580   $3,614,173
                                           ============== ============




                    RELIANCE STEEL & ALUMINUM CO.
             UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
          (In thousands, except share and per share amounts)

                               Three Months           Six Months
                              Ended June 30,        Ended June 30,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------

Net sales                  $1,896,036 $1,559,222 $3,737,926 $2,547,208
Other income, net               2,333        376      2,707      1,654
                           ---------- ---------- ---------- ----------
                            1,898,369  1,559,598  3,740,633  2,548,862
Costs and expenses:
  Cost of sales (exclusive
   of depreciation and
   amortization shown
   below)                   1,398,539  1,139,349  2,767,977  1,857,150
  Warehouse, delivery,
   selling, general and
   administrative             264,549    225,352    520,101    362,447
  Depreciation and
   amortization                19,210     16,800     37,661     28,621
  Interest                     19,615     16,933     39,725     22,642
                           ---------- ---------- ---------- ----------
                            1,701,913  1,398,434  3,365,464  2,270,860
                           ---------- ---------- ---------- ----------

Income from continuing
 operations before income
 taxes                        196,456    161,164    375,169    278,002

Provision for income taxes     73,672     60,659    140,689    105,642
                           ---------- ---------- ---------- ----------
Net income                   $122,784   $100,505   $234,480   $172,360
                           ========== ========== ========== ==========


Earnings per share:
Income from continuing
 operations - diluted           $1.59      $1.32      $3.06      $2.41
                           ========== ========== ========== ==========
Weighted average shares
 outstanding - diluted     77,181,651 75,874,992 76,691,529 71,431,880
                           ========== ========== ========== ==========

Income from continuing
 operations - basic             $1.61      $1.34      $3.08      $2.44
                           ========== ========== ========== ==========
Weighted average shares
 outstanding - basic       76,219,670 75,115,438 76,041,932 70,721,890
                           ========== ========== ========== ==========

Cash dividends per share         $.08       $.05       $.16       $.10
                           ========== ========== ========== ==========




                  Reconciliation of EBIT and EBITDA

Income from continuing operations
 before income taxes               $196,456 $161,164 $375,169 $278,002
Interest expense                     19,615   16,933   39,725   22,642
                                   -------- -------- -------- --------
EBIT                                216,071  178,097  414,894  300,644
Depreciation expense                 16,451   14,613   32,598   25,636
Amortization expense                  2,759    2,187    5,063    2,985
                                   -------- -------- -------- --------
EBITDA                             $235,281 $194,897 $452,555 $329,265
                                   ======== ======== ======== ========




                    RELIANCE STEEL & ALUMINUM CO.
           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                   Six Months Ended
                                                       June 30,
                                                 ---------------------
                                                    2007       2006
                                                 ---------- ----------


Operating activities:
Net income                                       $  234,480 $ 172,360
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation and amortization                     37,661    28,621
   Debt premium amortization                             --      (892)
   Deferred income taxes                            (5,519)    (1,244)
   Gain on sales of machinery and equipment         (1,022)      (401)
   Minority interest                                    204       132
   Stock based compensation expense                   4,680     2,712
   Excess tax benefits from stock based
    compensation                                    (5,929)    (1,584)
   (Increase)/decrease in cash surrender value
    of life insurance policies                         (77)       352
   Changes in operating assets and liabilities
    (excluding effect of businesses acquired):
      Accounts receivable                         (114,824)  (118,886)
      Inventories                                  (95,029)  (126,208)
      Prepaid expenses and other assets              31,521    (8,372)
      Accounts payable and accrued expenses          84,093   (23,757)
                                                 ---------- ----------
Net cash provided by (used in) operating
 activities                                         170,239   (77,167)

Investing activities:
Purchases of property, plant and equipment         (58,645)   (59,694)
Acquisitions of metals service centers and net
 asset purchases of metals service centers, net
 of cash acquired                                 (217,712)  (343,924)
Proceeds from sales of property and equipment         2,572     2,247
Net investment in life insurance policies             (262)      (238)
                                                 ---------- ----------
Net cash used in investing activities             (274,047)  (401,609)

Financing activities:
Proceeds from borrowings                            542,850   693,316
Principal payments on long-term debt and short-
 term borrowings                                  (426,601)  (235,591)
Payments to former minority shareholders                 --    (1,291)
Dividends paid                                     (12,174)    (7,081)
Excess tax benefits from stock based
 compensation                                         5,929     1,584
Exercise of stock options                            10,796     2,533
Issuance of common stock                                281       222
                                                 ---------- ----------
Net cash provided by financing activities           121,081   453,692
Effect of exchange rate changes on cash                 202       166
                                                 ---------- ----------
Increase/(decrease) in cash and cash equivalents     17,475   (24,918)
Cash and cash equivalents at beginning of period     57,475    35,022
                                                 ---------- ----------
Cash and cash equivalents at end of period       $   74,950 $  10,104
                                                 ========== ==========

Supplemental cash flow information:

Interest paid during the period                  $   33,861 $  27,802
Income taxes paid during the period              $  111,957 $  95,999

Non-cash investing and financing activities:

Issuance of common stock and stock options in
 connection with acquisition of metals service
 center                                          $       -- $ 360,453
Issuance of common stock to employee retirement
 savings plan                                    $       -- $   2,830


    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle, Investor Relations
             713-610-9937 or 213-576-2428
             kfeazle@rsac.com
             investor@rsac.com